UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☑      Soliciting Material Pursuant to §240.14a-12
PRIDE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NEWS RELEASE
5847 San Felipe, Suite 3300• Houston, Texas 77057 • (713) 789-1400

FOR IMMEDIATE RELEASE	Analyst Contact:	Jeffrey L. Chastain
(713) 917-2020

	Media Contact:	Kate Perez
(713) 917-2343
Ensco plc and Pride International Announce Special Shareholder
Meetings to be held on 31 May 2011 to Vote on Proposed Combination
     London, England and Houston, Texas, 26 April 2011 — Ensco plc (NYSE: ESV) and Pride International, Inc. (NYSE: PDE) jointly announced today that they each will hold special shareholder meetings on 31 May 2011 to vote on the merger of their companies, creating the world’s second largest mobile offshore drilling fleet. The Ensco and Pride joint proxy statement/prospectus has been finalized and soon will be distributed to shareholders of both companies. The Ensco and Pride boards of directors have recommended that their respective shareholders vote in favor of the merger at their respective special meetings.
     “We look forward to completing this transaction and bringing our two companies together,” commented Ensco’s Chairman & CEO Dan Rabun. “This merger will create the world’s second largest mobile offshore drilling fleet and provide many benefits to customers, employees and shareholders.”
     Ensco and Pride previously announced a definitive merger agreement under which Ensco will acquire Pride in a cash and stock transaction. In preparation for the shareholder meetings, Ensco and Pride satisfied antitrust and securities regulatory requirements and Ensco successfully completed a $2.5 billion senior notes offering, the net proceeds of which will facilitate the Pride acquisition.
     Holders of Ensco American depository shares (ADS) at the close of business on 11 April 2011 may vote their shares in connection with Ensco’s special meeting, which will be held on 31 May 2011 at 8:30 a.m. (London time) at 6 Chesterfield Gardens, London, W1J 5BQ. Pride stockholders who held Pride’s common stock at the close of business on 11 April 2011 may vote and attend Pride’s special meeting, which will be held on 31 May 2011 at 8:00 a.m. (Houston time) at the Hotel Granduca, 1080 Uptown Park Blvd., Houston, Texas 77056.
     Please note that votes for Ensco’s special shareholder meeting must be received by the 24 May 2011 cut-off date in order for the ADS depositary to properly record votes. For employees and directors holding shares in Ensco benefit plans, the cut-off date to vote is 19 May 2011.

     Shareholders who have questions about the merger and/or the process to submit proxies or voting instructions may contact Ensco’s proxy solicitor, D.F. King at (800) 859-8509 or Pride’s proxy solicitor, Innisfree M&A Incorporated at (877) 825-8772. Additional copies of the proxy statement/prospectus and/or proxy card may be obtained from the proxy solicitors.
     Shareholders of both companies are encouraged to read the proxy materials in their entirety as they provide, among other matters, a discussion of the reasons behind the recommendation of each company’s board of directors that shareholders vote “FOR” the approvals necessary to complete the proposed merger.
     Ensco plc (NYSE: ESV) brings energy to the world as a global provider of offshore drilling services to the petroleum industry. With a fleet of ultra-deepwater semisubmersible and premium jackup drilling rigs, Ensco serves customers with high-quality equipment, a well-trained workforce and a strong record of safety and reliability. Ensco recently earned the top rating for overall customer satisfaction in the leading independent survey conducted by EnergyPoint Research with #1 rankings in eleven separate categories. To learn more about Ensco, please visit our website at www.enscoplc.com. Ensco plc is an English limited company (England No. 7023598) with its registered office and corporate headquarters located at 6 Chesterfield Gardens, London W1J 5BQ.
     Pride International, Inc., headquartered in Houston, Texas, operates a fleet of 26 mobile offshore drilling units, consisting primarily of floating rigs (semisubmersibles and drillships) that address deepwater drilling programs around the world. The company has one of the youngest and most technologically advanced deepwater drilling fleets in the offshore industry, with five drillships, including three delivered since the beginning of 2010, six semisubmersible rigs and two managed deepwater rigs. Two additional deepwater drillships are currently under construction with expected deliveries in 2011 and 2013. The company’s fleet also includes six other semisubmersible rigs and seven jackup rigs. Pride International’s floating rig fleet operates primarily offshore Brazil and West Africa where the company has a long-standing presence.
Additional Information
In connection with the proposed acquisition of Pride International, Inc., Ensco filed a registration statement including a definitive joint proxy statement/prospectus of Ensco and Pride with the SEC, which the SEC declared effective on 25 April 2011. INVESTORS AND SECURITY HOLDERS OF ENSCO AND PRIDE ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS TO IT) BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. The definitive joint proxy statement/prospectus will be sent to security holders of Ensco and Pride seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus and other relevant documents filed by Ensco and Pride with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the definitive joint proxy statement/prospectus and other relevant documents by directing a request by mail or telephone to either Investor Relations, Ensco plc, 500 N. Akard, Suite 4300, Dallas, Texas 75201, 214-397-3015, or Investor Relations, Pride International, 5847 San Felipe Street, Suite 3300, Houston, TX 77057, 713-917-2020. Copies of the documents filed by Ensco with the SEC are available free of charge on Ensco’s website at www.enscoplc.com under the tab “Investors.” Copies of the documents filed by Pride with the SEC are available free of charge on Pride’s website at www.prideinternational.com under the tab “Investor Relations.” Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
Ensco and Pride and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in Ensco’s proxy statement relating to its 2011 Annual General Meeting of Shareholders and Pride’s proxy statement relating to its 2010 Annual Meeting of Stockholders, as filed with the SEC on 5 April 2011 and 1 April 2010, respectively. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the joint proxy statement/prospectus and other relevant documents regarding the transaction, which have been filed with the SEC.
Forward-Looking Statements
Statements included in this document regarding the scheduled shareholder meetings, consummation of the proposed transaction, benefits to customers, employees and shareholders, growth potential, timing, effects of the transaction, contemplated financing of the transaction, or other attributes of the combined companies, expected shipyard deliveries and other statements that are not historical facts, are forward-looking statements. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “contemplate,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and words and phrases of similar import. These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities, rating agencies or other third parties, actions by the respective companies’ security holders, including pending class action litigation, costs and difficulties related to integration of acquired businesses, delays, costs and difficulties related to the transaction, market conditions, and the combined companies’ financial results and performance, satisfaction of closing conditions, ability to repay debt and timing thereof, availability and terms of any financing and other factors detailed in risk factors and elsewhere in each company’s Annual Report on Form 10-K for the year ended December 31, 2010, and their respective other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this document is as of today. Except as required by law, both companies disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Investor and Media Contact(s):	Ensco plc
Sean O’Neill
Vice President
Investor Relations and Corporate Communications
214-397-3011

Pride International, Inc.
Analyst Contact
Jeffrey L. Chastain
Vice President
Investor Relations and Corporate Communications
713-917-2020

Media Contact
Kate Perez
Director
Investor Relations and Corporate Communications
713-917-2343